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                                                                    EXHIBIT 99.2

FRIDAY MARCH 9, 2001

PRESS RELEASE

PROXIM BROADENS EFFORT TO PROTECT WIRELESS NETWORKING PATENTS

PROXIM EXTENDS LEGAL ACTIONS BY ASKING THE ITC TO STOP IMPORTATION OF PRODUCTS THAT INFRINGE ON PROXIM PATENTS

SUNNYVALE, CA, March 9, 2001 - Proxim Inc. (Nasdaq: PROX), the leader in wirefree broadband networking, today announced that it has extended its effort to protect its patented, direct sequence wireless networking technology by initiating an action with the International Trade Commission (ITC) in Washington, D.C. Proxim is asking the ITC to stop the importation of products that infringe Proxim's patented wireless networking technology. The eight companies identified in this action include Acer, Addtron, Ambicom, Compex, D-Link, Enterasys, Linksys and Melco. This is another step in Proxim's effort to receive fair compensation for its patented intellectual property.

Yesterday, Proxim announced a licensing program and filed complaints in the federal district courts in Boston and Delaware for damages and injunctive relief. The companies included in that action are 3COM, Cisco, Intersil, SMC Networks, Symbol and Wayport. Proxim has notified these and other companies that Proxim believes are currently or have been infringing its direct sequence patents. Additional legal actions may be filed.

"Proxim is offering a licensing program to companies who wish to continue selling products that use Proxim's patented techniques for achieving optimum range, data rate and bandwidth for direct sequence wireless networking," said Kevin Negus, Ph.D., vice president of business development at Proxim. "Our goal in taking these actions is simply to receive fair compensation for the use of our valuable intellectual property."

Companies that are interested in more information about Proxim's direct sequence WLAN licensing program can contact Proxim via e-mail at patents@proxim.com or leave a message at 408/731-2777.

CORRECTION NOTICE: In Proxim's release yesterday, SMC was identified as a defendant in Proxim's legal actions in federal district court in Delaware. The entity that is named by Proxim as a defendant is SMC Networks, NOT SMC Corporation (Nasdaq: SMCC).

ABOUT PROXIM

Proxim Inc. (Nasdaq: PROX) has over 15 years of experience designing and building wirefree broadband networking solutions for the home, enterprise and service provider markets. The Symphony(TM) product family offers easy-to-use, inexpensive wirefree

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networking for homes, small offices and classrooms, while the Farallon(TM)
products extend these networking choices with a range of Ethernet, HPNA and wirefree solutions for both Mac and PC users. RangeLAN2(TM) offers wirefree broadband networking for the enterprise as well as a line of design-in modules for OEMs. Harmony(TM) provides enterprises with a low-cost architecture designed to work with any wirefree technology. Stratum(TM) products provide building-to-building networking connectivity for enterprises and service providers. Proxim is a Promoter of the Home Radio Frequency Working Group along with Compaq, Intel, Siemens, Motorola, National Semiconductor and other leaders in the wireless market. The company is headquartered in Sunnyvale, California with offices globally. Visit www.proxim.com for more information.

         This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim's ability to protect its intellectual property rights. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, the risk that litigation initiated by Proxim may not be resolved in a manner favorable to Proxim, the risk that Proxim's litigation strategy may consume a significant amount of Proxim's cash resources and management attention, the risk that third parties may not agree to enter into licensing arrangements with Proxim and the risk that Proxim may subject itself to increased risk of lawsuits from third parties, as well as other factors more fully described in Proxim's reports to the Securities and Exchange Commission, including but not limited to Proxim's report on Form 10-K for the year ended December 31, 2000, and on form S-4 filed February 21, 2001. Proxim does not undertake to update any oral or written forward-looking statements that may be made by or on behalf of the company.

---------------------------
         CONTACT:

         Alexander Ogilvy Public Relations
         Siobhan Bradley, 415/644-3086
         sbradley@alexanderogilvy.com